AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PURE CYCLE CORPORATION



                         PURSUANT TO SECTION 245 OF THE

                        DELAWARE GENERAL CORPORATION LAW





     Pure Cycle Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1.  That  the  present  name  of the Corporation is Pure Cycle Corporation.

     2. That the Certificate of Incorporation (as amended, the "Certificate of Incorporation") of the Corporation was originally filed in the office of the Secretary of State of the State of Delaware on April 1, 1976.

     3. That the text of the Certificate of Incorporation is hereby amended and restated, effective at 8:00 a.m. Eastern time, on April 26, 2004, to read in its entirety as follows:

                                    ARTICLE I

                                      NAME
                                      ----

     The  name  of  the  corporation  is  Pure  Cycle  Corporation.

                                   ARTICLE II

                           REGISTERED AGENT AND OFFICE
                           ---------------------------

     The registered agent of the corporation shall be The Company Corporation and its office is located at 1300 Market Street, Wilmington, Delaware 19801, New Castle County.

                                   ARTICLE III

                                    PURPOSES
                                    --------

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

     Section 1.     Authorized Shares.  The number of shares of capital stock of
                    -----------------
all classes which the Corporation shall have authority to issue is two hundred fifty million (250,000,000) shares, of which two hundred twenty-five million (225,000,000) shares shall be of a class designated as "common stock," with a par value of one-third of one cent ($.00333) per share, and twenty-five million (25,000,000) shares shall be of a class designated as "Preferred Stock," with a par value of one-tenth of one cent ($.001) per share.

     Effective at 8:00 a.m., Eastern Time, on April 26, 2004 (the "Effective Time"), each 10 shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be automatically reclassified as and combined into, without any further action, one
(1) fully-paid and nonassessable share of the same class of Common Stock of the Corporation, par value one-third of one cent ($.00333) (the "New Common Stock"), provided that no fractional shares shall be issued to any holder of less than 10 shares of Old Common Stock immediately before the Effective Time, and that instead of issuing such fractional shares, the Corporation shall pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

     Section  2.     Designations, Powers and Preferences.  The designations and
                     ------------------------------------
the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:


          A.     Common  Stock.  Except  for  and  subject to those preferences,
                 -------------
rights, and privileges expressly granted to the holders of Preferred Stock, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all rights of stockholders of the Corporation, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, (ii) the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote, and (iii) in the event of any distribution of assets upon the dissolution and liquidation of the Corporation, the right to receive ratably and equally all of the assets of the Corporation remaining after the payment to the holders of Preferred Stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

          B.     Preferred  Stock.  Shares  of  Preferred Stock may be issued in
                 ----------------
one or more series at such time or times as the Board of Directors may determine. All shares of any one series of Preferred Stock shall be of equal rank and identical in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class. Subject to the limitations hereof and the limitations prescribed by law, the Board of Directors is expressly authorized to fix from time to time, by resolution or resolutions adopted prior to the issuance of and providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of such series, and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but shall not be limited to, determination of the following:

               (i) The distinctive serial designation and number of shares comprising each such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed twenty-five million (25,000,000)), which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by action of the Board of Directors;

               (ii) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property, or rights, or in shares of the Corporation's capital stock, and the relative priority, if any, of payment of dividends on shares of that series over shares of any other series;

               (iii) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

               (iv) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

               (v) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

               (vi) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

               (vii) Whether the issuance of any additional shares of such series shall be subject to restrictions, or whether any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

               (viii) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Certificate of Incorporation, voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class; and

               (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

          C.     Series  A-1  Convertible  Preferred  Stock.
                 ------------------------------------------

               (i)     Number  of  Shares  and Designation.  1,600,000 shares of
                       -----------------------------------
the Preferred Stock, $.001 par value, of the Corporation are hereby constituted as a series of the Preferred Stock designated as Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock").

               (ii)     Liquidation.
                        -----------

                    1. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A-1 Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the Corporation, the amount of $2.00 per share less an amount equal to all dividends paid thereon (the "Liquidation Value"); provided, however, that such preference on liquidation shall only be paid from the Export Water or the proceeds of a disposition of such asset.

                    2. In addition to the preference provided for in this Section (ii), upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary the holders of the Series A-1 Preferred Stock will be entitled to share in any distribution or payment made to the holders of Common Stock, whether from the Export Water or otherwise, on a pro rata basis with the holders of the Common Stock determined as if such holders had converted their Series A-1 Preferred Stock to Common Stock pursuant to Section (iv) hereof immediately prior to such liquidation, dissolution or winding up.

                    3. The Corporation will mail written notice of any distribution in connection with such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A-1 Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section (ii).

               (iii)     Dividends.
                         ---------

                    1.     General  Obligations.  The  holders of the Series A-1
                           --------------------
Preferred Stock shall be entitled to receive cash dividends, as set forth in this Section (iii) or when and as declared by the board of directors out of funds legally available for such purpose in a total amount of $2.00 per share, and no more. Each share of Series A-1 Preferred Stock shall earn and accrue a dividend only if and when Gross Proceeds, after payment of royalties pursuant to the Amended and Restated Lease, are received from the marketing, sale or other disposition of the Export Water by Inco Securities Corporation, the Corporation or the Export Water Contractor in the amounts set forth below (a "Qualifying Rangeview Sale"):

          Series               Proceeds  Required
          ------               ------------------

          Series  A-1          $23,036,233  to  $32,026,232

Such dividend shall be paid upon completion of any Qualifying Rangeview Sale unless payment is prohibited by Delaware law. The holders of the Series A-1 Preferred Stock shall be entitled to 35.6% of that portion of the proceeds between $23,036,233 and $32,026,232 from a Qualifying Rangeview Sale up to the total amount of $3,200,000 ($2.00 per share). No dividends shall be paid on Common Stock unless all dividends accrued on the Series A-1 Preferred Stock have been paid.


                    2.     Distribution  of Partial Dividend Payment.  If at any
                           -----------------------------------------
time less than the total amount of dividends have accrued with respect to the Series A-1 Preferred Stock, any such payment will be distributed ratably among the holders of the Series A-1 Preferred Stock based upon the number of shares held by such holders.

                    3.     Cessation of Dividend Earnings.  Once the Corporation
                           ------------------------------
sells, transfers or otherwise conveys all of its remaining interest in the Export Water or its interest in such asset expires and the Corporation has received all proceeds available to it from such asset, the Series A-1 Preferred Stock will cease to accrue dividends even if the earnings from the Export Water total less than $32,026,232.

               (iv)     Conversion.
                        ----------

                    1.     Right to Convert.  Each share of Series A-1 Preferred
                           ----------------
Stock shall be convertible, at the option of the holder thereof, at any time after the Issuance Date of such share at the office of the Corporation, into
5.5556 fully paid and non-assessable shares of Common Stock (the "Conversion Rate").

                    2.     Fractional Shares.  In the event the aggregate number
                           -----------------
of shares of Series A-1 Preferred Stock being converted by a holder thereof is convertible into a number of shares of Common Stock which would require the issuance of a fractional interest in a share of Common Stock, the Corporation shall deliver cash in the amount of the fair market value of such fractional interest.

                    3.     Accrued  Dividends.  If,  at  the  time the holder of
                           ------------------
shares of Series A-1 Preferred Stock exercises its right of conversion under Section (iv)(1), such holder's shares of Series A-1 Preferred Stock have accrued dividends which remain unpaid at the time of such conversion, such holder's right to receive dividends on the shares so converted, to the extent accrued but unpaid on the date of conversion, shall continue.

               4.     Mandatory  Conversion.  In  the  event  that  (i) the full
                      ---------------------
dividends earnable on the Series A-1 Preferred Stock have been paid, or (ii) the Corporation has sold, transferred, or otherwise conveyed all of its remaining interest in the Export Water or its interest in such asset has expired, or (iii) a majority of the board of directors and the holders of a majority of the Series A-1 Preferred Stock then outstanding voting as a class determine that it is no longer economically feasible to develop the Export Water, all shares of Series A-1 Preferred Stock shall thereupon be converted into shares of Common Stock of the Corporation at the Conversion Rate then in effect. Any such conversion shall be deemed to take place at 5:01 Mountain Time on the day such dividends are paid, such interest is sold, transferred, or otherwise conveyed or expires, or the vote of the board of directors and the holders of the Series A-1 Preferred Stock becomes effective, and at that time the holders of the Series A-1 Preferred Stock shall be treated for all purposes as the record holders of shares of Common Stock; provided, however, that the right to receive dividends on the shares so converted, to the extent accrued but unpaid (whether or not declared) on the date of such conversion, shall continue.


                    5.     Mechanics  of  Conversion.  Before  any holder of the
                           -------------------------
Series A-l Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, and before the holder of Series A-1 Preferred Stock that has been converted into Common Stock pursuant to Section (iv)(4) above shall be entitled to receive a replacement certificate therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, in the case of a conversion pursuant to Section
(iv)(1) above, shall give written notice to the Corporation at such office that he or she elects to convert the same and shall state therein his or her name or the name or names of his or her nominees in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A-1 Preferred Stock, or to his or her nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid. Any optional conversion shall be deemed to have taken place at 5:01 Mountain Time on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that the right to receive dividends on the shares so converted, to the extent accrued but unpaid on the date of such conversion (whether or not declared), shall continue.

                    6.     Adjustment  for  Combinations  or  Consolidations  of
                           -----------------------------------------------------
Common  Stock.  In  the  event  the Corporation at any time or from time to time
-------------
after the Issuance Date effects a subdivision, combination or reclassification of its outstanding shares of Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

                    7.     Adjustments  for  Merger  or Reorganization, etc.  In
                           ------------------------------------------------
case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation or other person, provision shall be made so that each share of the Series A-1 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A-1 Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A-1 Preferred

Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series A-1 Preferred Stock.


               (v)     Voting.
                       ------

                    1. Except as set forth in Section (v)(2), holders of the Series A-1 Preferred Stock shall have the right to vote together with the Common Stock, and not separately as a class, for the election of directors and upon all other matters to be voted on by the holders of the Common Stock of the Corporation. Every holder of shares of the Series A-1 Preferred Stock shall have the number of votes equal to the number of shares of Common Stock that his or her shares of Series A-1 Preferred Stock would be convertible into pursuant to Section (iv) on the record date of the meeting at which such shares are being voted multiplied by 1.25.

                    2. So long as any shares of the Series A-1 Preferred Stock remain outstanding, the consent of the holders of a majority of the shares of the Series A-1 Preferred Stock outstanding voting separately as a class (with each share being entitled to one vote) in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                         a. The authorization, creation or issuance, or any increase in the authorized or issued amount, of (a) Series A-1 Preferred Stock or (b) any class or series of stock ranking prior to or on a parity with the Series A-1 Preferred Stock as to dividends from earnings from the Export Water or the distribution of the Export Water or the proceeds therefrom;

                         b. The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Corporation which would adversely affect any right, preference or voting power of the Series A-1 Preferred Stock or of the holders thereof.

                         c. Any transaction by the Corporation which would have the effect of decreasing the Surplus (as defined in Section 154 of the Delaware General Corporation Law) of the Corporation by more than $500,000 or which would cause its Surplus to be equal to less than $1,000,000;

                         d. Any expenditures by the Corporation in excess of $50,000 in any one month at any time that the Corporation's Surplus is equal to or less than $1,000,000; and

                         e. The merger or consolidation of the Corporation with or into one or more other corporations or business entities where the Corporation is not the surviving entity; provided, however, that no such consent shall be required if the merger and governing documents of the surviving entity provide for the issuance of securities to holders of the Series A-1 Preferred Stock with economic and voting rights equivalent to the rights accorded the Series A-1 Preferred Stock under this Certificate.

                    3. At each meeting or at any adjournment thereof at which the holders of the Series A-1 Preferred Stock have the right to vote as a class, the presence, in person or by proxy, of the holders of a majority of the Series A-1 Preferred Stock then outstanding will be required to constitute a quorum. The vote of a majority of such quorum will be required to take any action at such meeting. Cumulative voting by holders of Series A-1 Preferred Stock is prohibited. In the absence of a quorum, a majority of the holders present in person or by proxy of the Series A-1 Preferred Stock shall have the power to adjourn the portion of the meeting related to that particular series for a period of up to 30 days without notice other than announcement at the meeting until a quorum shall be present.

               (vi)  Corporation's Right to Purchase Series A-1 Preferred Stock.
                     ----------------------------------------------------------

                    1. The Corporation shall have the right to purchase shares of Series A-1 Preferred Stock in the public market at such prices as may then be available in the public market for such shares and shall have the right at any time to acquire any Series A-1 Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Series A-1 Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this Section (vi)(1) without offering any other stockholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this Section (vi)(1) shall be deemed to create any right on the part of any stockholder to sell any shares of Series A-1 Preferred Stock (or any other stock) to the Corporation. The purchase by the Corporation of shares of Series A-1 Preferred Stock pursuant to this Section (vi)(1) shall not be deemed for any purpose to be a redemption. Such shares shall not be entitled to receive dividends while held by the Company.

                    2. Notwithstanding the foregoing provisions of this Section (vi) if a dividend upon any shares of Series A-1 Preferred Stock is past due, the Corporation shall not purchase or otherwise acquire any shares of Series A-1 Preferred Stock, except (i) pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A-1 Preferred Stock, or (ii) by conversion of shares of Series A-1 Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Corporation ranking junior to the Series A-1 Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Corporation.

                    3. No holder of Series A-1 Preferred Stock shall have any right to require the Corporation to redeem any or all of the shares of Series A-1 Preferred Stock.

               (vii)     Preemptive Rights.  The holders of shares of Series A-1
                         -----------------
Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

               (viii)    Notices.  Any  notice  required  hereby  to be given to
                         -------
the holders of shares of Series A-1 Preferred Stock shall be sufficiently given if sent by telecopier, registered or certified mail, postage prepaid, by express mail or by other express courier addressed to each holder of record at his address appearing on the books of the Corporation. All notices and other communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier; (ii) if sent by express mail or courier, when delivered; and (iii) if telecopied, when received by the telecopier to which transmitted (a machine-generated transaction report produced by sender bearing recipient's telecopier number being prima facie proof of receipt).


               (ix)     Transfer  Costs.  The  Corporation shall pay any and all
                        ---------------
documentary stamp and other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A-1 Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A-1 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (x)     Definitions.
                       -----------

                    1. "Issuance Date" shall mean the initial date of the issuance of any shares of the Series A-1 Preferred Stock.

                    2. "Amended and Restated Lease" shall mean the lease between the Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado, and the State of Colorado acting through the State Board of Land Commissioners (the "State") denominated State Lease Number S-37280, dated April 26, 1982, as amended and restated April 11, 1996.

                    3. "Comprehensive Amendment Agreement No. 1" shall mean the agreement entered into as of April 11, 1996 among the Corporation, the State, OAR, Incorporated, Willard G. Owens, H.F. Riebesell, and various investors who had invested in the Corporation through investment agreements and stock purchase agreements entered into from 1990 through 1994, which agreement amends the Corporation's obligations under the prior investment and stock purchase agreements and defines the rights of the parties to Gross Proceeds from the marketing, sale, or other disposition of the Export Water.

                    4. "Export Water" shall mean the 1,165,000 acre-feet of water deeded by Rangeview and the State to the Corporation pursuant to the terms of the Amended and Restated Lease and an agreement for the sale of export water (the "Export Water Agreement"), which is attached to the Amended and Restated Lease as Exhibit C.

                    5. "Export Water Contractor" shall have the meaning set forth in Section 6.1 of the Amended and Restated Lease.

                    6.     "Gross  Proceeds" shall have the meaning set forth in
Section  2.4  of  the  Comprehensive  Amendment  Agreement.

     D.     Series  B  Preferred  Stock.
            ---------------------------

          (i)     Number  of  Shares  and  Designation.  432,514  shares  of the
                  ------------------------------------
preferred stock, $.001 par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock").

          (ii)     Liquidation.
                   -----------

               1.     Liquidation  Value.  Upon  any liquidation, dissolution or
                      ------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the Corporation, the amount of $1.00 per share less an amount equal to all dividends paid thereon (the "Liquidation Value"); provided, however, that with respect to the Rangeview Assets, the Series B Preferred Stock shall be subject and junior to the rights and preferences of the holders of the Corporation's Series A-1 Preferred Stock in Rangeview Assets and the proceeds of a disposition of such assets.

               2.     Notice  of Liquidation.  The Corporation will mail written
                      ----------------------
notice of any distribution in connection with such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series B Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section (ii).

          (iii)     Dividends.
                    ---------

               1.     General  Obligations.  The  holders  of  the  Series  B
                      --------------------
Preferred Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors out of funds legally available for such purpose in a total amount of $1.00 per share, and no more. Each share of Series B Preferred Stock shall earn and accrue a dividend if and when the Corporation receives proceeds from (i) the retirement of the Rangeview Bonds whether for cash or for new bonds or other debt obligations of the District or (ii) the marketing, sale or other distribution of the Rangeview Water Right or the water underlying such right in an amount greater than $35,000,000 plus PPI (a "Qualifying Sale"). Such dividend shall be paid when and as declared by the Board of Directors and upon completion of any Qualifying Rangeview Sale unless payment is prohibited by Delaware law. No dividends shall be paid on Common Stock unless all dividends accrued on the Series B Preferred Stock have been paid.

               2.     Distribution  of Partial Dividend Payment.  If at any time
                      -----------------------------------------
less than the total amount of dividends have accrued with respect to the Series B Preferred Stock, any payment of such dividends declared by the Board of Directors will be distributed ratably among the holders of the Series B Preferred Stock based upon the number of shares held by such holders, respectively.

               3.     Junior Dividend Right.  Dividends may accrue but shall not
                      ---------------------
be paid by the Corporation on the Series B Preferred Stock utilizing the Rangeview Assets or the proceeds therefrom unless all dividends accrued on the Corporation's Series A-1 Preferred Stock have been paid in full.

          (iv)     Optional  Redemption.
                   --------------------

               1.     Redemption.  The  Series B Preferred Stock may be redeemed
                      ----------
by the Corporation at its option on any date set by the Board of Directors, in whole or in part, out of funds legally available therefor, at any time or from time to time, at a redemption price equal to the Liquidation Value.

               2.     As  Alternative  to  Dividend.  In  lieu  of  payment of a
                      -----------------------------
dividend accruing from a Qualifying Rangeview Sale, the Board of Directors may alternatively cause the Corporation to redeem shares of the Series B Preferred Stock, on any date set by the Board of Directors, in whole or in part, out of funds legally available therefor, at any time or from time to time, at a redemption price equal to the Liquidation Value. If the Corporation elects to redeem shares of Series B Preferred Stock in lieu of paying an accrued dividend, the Corporation must redeem the full number of shares purchasable with the aggregate dividend accrued.

               3.     Limitation  on  Use  Rangeview  Assets.  The  Series  B
                      --------------------------------------
Preferred Stock may not be redeemed utilizing the Rangeview Assets or proceeds therefrom unless it would be permissible under Section (iii)(3) hereof to use such assets to pay a dividend on the Series B Preferred Stock.

               4.     Notice  of  Redemption.  Notice of any proposed redemption
                      ----------------------
of shares of Series B Preferred Stock shall be sent to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Company, at least 20, but not more than 60 days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date,
(ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price, and (iv) the number of shares to be redeemed. If less than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall redeem (or offer to redeem) the outstanding shares of Series B Preferred Stock on a pro rata basis. In order to facilitate the redemption of the shares of Series B Preferred Stock, the Board of Directors may fix a record date for determination of holders of Series B Preferred Stock to be redeemed, which date shall not be more than 60 (nor less than 10) days prior to the Redemption Date with respect thereto.

               5.     Return of Stock Certificates.  The holder of any shares of
                      ----------------------------
Series B Preferred Stock that are redeemed shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Series B Preferred Stock, and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series B Preferred Stock to the Company free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Series B Preferred Stock after its Redemption Date.

               6.     Extinguishment of Rights.  At the close of business on the
                      ------------------------
Redemption Date for any share of Series B Preferred Stock to be redeemed, such share shall (provided the Redemption Price of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share except for the right to receive the

Redemption Price, without interest, for such share in accordance with the provisions of this Section (iv), subject to applicable escheat laws.

               7.     Open  Market  Purchases.  The  Corporation  shall have the
                      -----------------------
right to purchase shares of Series B Preferred Stock in the public market at such prices as may then be available in the public market for such shares and shall have the right at any time to acquire any Series B Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Series B Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this Section (iv)(7) without offering any other stockholder an equal opportunity to sell his or her stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this Section
(iv)(7) shall be deemed to create any right on the part of any stockholder to sell any shares of Series B Preferred Stock (or any other stock) to the Corporation. The purchase by the Corporation of shares of Series B Preferred Stock pursuant to this Section (iv)(7) shall not be deemed for any purpose to be a redemption. Such shares shall not be entitled to receive dividends while held by the Corporation.

               8.     Limitations  on  Redemption  Right.  Notwithstanding  the
                      ----------------------------------
foregoing provisions of this Section (iv), and subject to the provisions of Section (iii) hereof, if a dividend upon any shares of Series B Preferred Stock is past due, the Corporation shall not purchase or otherwise acquire any shares of Series A-1 Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A-1 Preferred Stock.

               9.     Mandatory  Redemption.  No  holder  of  Series B Preferred
                      ---------------------
Stock shall have any right to require the Corporation to redeem any or all of the shares of Series B Preferred Stock.

          (v)     Voting.
                  ------

               1.     General.  The holders of Series B Preferred Stock will not
                      -------
have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Series B Preferred Stock will have one vote for each such share held. Any shares of Series B Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

               2.     Default Voting Rights.  Whenever dividends on the Series B
                      ---------------------
Preferred Stock shall have accrued pursuant to Section (iii)(1), but have not been declared by the Board of Directors, the holders of the Series B Preferred Stock shall be entitled to vote with the holders of the Common Stock at any meeting of the shareholders of the Corporation held during the period such dividends remain in arrears. Each share of Series B Preferred Stock shall have one vote when voting with the Common Stock. The right of the holders of the Series B Preferred Stock to vote with the Common Stock shall terminate when all accrued and unpaid dividends on the Series B Preferred Stock have been declared and paid or set apart for payment.

               3.     Class  Voting  Rights.  So  long as the Series B Preferred
                      ---------------------
Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of the Series B Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series B Preferred Stock or
(ii) create, authorize, issue, or increase the amount of any class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Series B Preferred Stock as to dividend or liquidation rights. A class vote on the part of the Series B Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Board of Directors) in connection with:
(a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series B Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any notes, commercial paper, bonds, mortgages, debentures or other obligations of the Corporation.

               4.     Preemptive  Rights.  The  holders  of  shares  of Series B
                      ------------------
Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          (vi)     Definitions.
                   -----------

               1. "Option Agreements" shall mean a certain Option and Purchase Agreement between Inco Securities Corporation and OAR, Incorporated and a certain Option and Purchase Agreement between Inco Securities Corporation and Colorado Water Consultants, Incorporated, each dated November 8, 1990, and amended February 12, 1991, and further amended August 12, 1992, and as many be further amended from time to time.

               2. "PPI" shall mean interest at the annual rate of 9% on $8,084,000.00 (which has been accruing since August 12, 1992) which represents the remaining adjusted purchase price of the Rangeview Bonds pursuant to the Option Agreements.

               3. "Rangeview Assets" shall mean the Rangeview Bonds and Rangeview Water Rights which the Corporation has rights to market and develop pursuant to a Water Rights Commercialization Agreement (the "Commercialization Agreement") with Inco Securities Corporation dated as of December 11, 1990, and amended February 12, 1991, and further amended August 12, 1992, and as may be further amended from time to time.

               4. "Rangeview Bonds" shall mean the certain notes and bonds issued by the Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado (the "District"), having a par value of $24,914,058.00, which Inco Securities Corporation and the Corporation have purchased in part and the remainder of which Inco Securities Corporation has an option to purchase pursuant to the Option Agreements as may be further amended from time to time.

               5. "Rangeview Water Right" shall mean the certain 10,000 acre-foot water production right which Inco Securities Corporation has an option to acquire from the District pursuant to a certain Option Agreement For Sale and Operation of Production Right, dated as of November 14, 1990, and amended
February  12,  1991,  and  as  may  be  further  amended  from  time  to  time.

          (vii)     Notices.  Any  notice  required  hereby  to  be given to the
                    -------
holders of shares of Series B Preferred Stock shall be sufficiently given if sent by telecopier, registered or certified mail, postage prepaid, by express mail or by other express courier addressed to each holder of record at his or her address appearing on the books of the Corporation. All notices and other communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier; (ii) if sent by express mail or courier, when delivered; and (iii) if telecopied, when received by the telecopier to which transmitted (a machine-generated transaction report produced by sender bearing recipient's telecopier number being prima facie proof of receipt).

                                    ARTICLE V

                           COMPROMISE AND ARRANGEMENT
                           --------------------------

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority of members representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement and the said reorganization, shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     (c) To the extent that any person referred to in the preceding two sections of this Article VI has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under the first two sections of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the board of directors by a majority vote of a quorum (as defined in the bylaws of the corporation) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors of the corporation in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.

     (f) The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, under any statute, bylaw, agreement, insurance policy, vote of shareholders or disinterested director or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) By action of its board of directors, notwithstanding any interest of the directors in the action, the corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of this Article VI and whether or not the corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VI or of the General Corporation Law of the State of Delaware, now or hereafter in effect, or by any other applicable law.

     (h) For the purpose of this Article VI, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE VII

                                     BYLAWS
                                     ------

     The Board of Directors of the corporation shall have the power to adopt, amend or repeal bylaws for the governance of the corporation.

                                  ARTICLE VIII

                        LIMITATION OF DIRECTOR LIABILITY
                        --------------------------------

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If, after approval by the stockholders of this Article, the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                            *     *     *     *     *

     This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of
Section 242 and 245 of the General Corporation Law of Delaware and was duly adopted by vote of the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

     In witness whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of this 22nd day of April, 2004.

                                            PURE  CYCLE  CORPORATION


                                            By:    /s/Scott E. Lehman
                                                   -----------------------------
                                                   Scott E. Lehman, Secretary